                                                                     EXHIBIT 4.1
                                                                     -----------
                            SCOPUS TECHNOLOGY, INC.

                            1991 STOCK OPTION PLAN
                            (AS AMENDED JULY 1997)



1.        Purposes of the Plan.  The purposes of this 1991 Stock Option Plan are
          --------------------
     to attract and retain qualified personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants of the Company and its Subsidiaries, and to promote the success of the Company's business. Options granted under the Plan may be incentive stock options (as defined under Section 422 of the Code) or nonstatutory stock options, as determined by the Administrator at the time of grant of an option and subject to the applicable provisions of Section 422 of the Code, as amended, and the regulations promulgated thereunder. Stock purchase rights may also be granted under the Plan.

2.        Definitions.  As used herein, the following definitions shall apply:
          -----------

     1.        "Administrator" means the Board or any of its Committees
                -------------
          appointed pursuant to Section 4 of the Plan.

     2.        "Board" means the Board of Directors of the Company.
                -----

     3.        "Code" means the Internal Revenue Code of 1986, as amended.
                ----

     4.        "Committee" means the Committee appointed by the Board of
                ---------
          Directors in accordance with paragraph (a) of Section 4 of the Plan.

     5.        "Common Stock" means the Common Stock of the Company.
                ------------

     6.        "Company" means Scopus Technology, Inc., a California
                -------
          corporation.

     7.        "Consultant" means any person, including an advisor, who is
                ----------
          engaged by the Company or any Parent or Subsidiary to render services and is compensated for such services. The term Consultant shall not include directors who are not compensated for their services or are paid only a director's fee by the Company.

      8.       "Continuous Status as an Employee or Consultant" means the
                ----------------------------------------------
          absence of any interruption or termination of the Optionee's relationship as an Employee or Consultant with the Company or any Subsidiary. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of (i) sick leave taken by an Employee; (ii) military leave taken by an Employee (iii) any other leave of absence approved by the Administrator; provided in any such
                                                          --------
          case that such leave is for a period of not more than ninety (90) days unless (A) in the case of termination of employment, reemployment upon the expiration of such leave is guaranteed by contract or statute, or
          (B) otherwise provided pursuant to Company policy adopted from time to time; or (iv) in the case of transfers between locations of the Company or between the Company, its Subsidiaries or its successor.

      9.       "Employee" means any person, including officers and directors,
                --------
          employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

      10.      "Exchange Act" means the Securities Exchange Act of 1934, as
                ------------
          amended.

      11.      "Fair Market Value" means, as of any date, the value of Common
                -----------------
          Stock determined as follows:

          1. If the Common Stock is listed on any established stock exchange or a national market system including without limitation the Nasdaq National Market of the National Association of Securities Dealers, Inc. Automated Quotation ("Nasdaq") System, its Fair Market Value shall be the closing sale price for such stock (or the closing bid, if no sales were reported, as quoted on such system or exchange for the last market trading day prior to the time of determination) as reported in The Wall Street
                                                            ---------------
               Journal or such other source as the Administrator deems reliable;
               -------

          2. If the Common Stock is quoted on the Nasdaq System (but not on the Nasdaq National Market thereof) or regularly quoted by a recognized securities dealer, but selling prices are not reported, its Fair Market Value shall be the mean between the closing bid and asked prices for the Common Stock as reported in

               The Wall Street Journal or such other source as the Administrator
               -----------------------
               deems reliable, or;

          3. In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

      12.      "Incentive Stock Option" means an Option not intended to qualify
                ----------------------
          as an Incentive Stock Option.

      13.      "Nonstatutory Stock Option" means an Option not intended to
                -------------------------
          qualify as a Incentive Stock Option.

      14.      "Option" means a stock option granted pursuant to the Plan.
                ------

      15.      "Optioned Stock" means the Common Stock subject to an Option.
                --------------

      16.      "Optionee" means an Employee or Consultant who receives an
                --------
          Option.

      17.      "Parent" means a "parent corporation," whether now or hereafter
                ------
          existing, as defined in Section 424(e) of the Code.

      18.      "Plan" means this Scopus Technology, Inc. 1991 Stock Option Plan.
                ----

      19.      "Restricted Stock" means Shares acquired pursuant to a grant of
                ----------------
          Stock Purchase Rights under Section II of the Plan.

      20.      "Share" means a share of the Common Stock, as adjusted in
                -----
          accordance with Section 12 of the Plan.

      21.      "Subsidiary" means a "subsidiary corporation," whether now or
                ----------
          hereafter existing as defined in Section 424(f) of the Code.

3.        Stock Subject to the Plan.  Subject to the provisions of Section 12 of
          -------------------------
     the Plan, the maximum aggregate number of Shares which may be placed under option and sold under the Plan is 7,050,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

          If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided , however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, and the original purchaser of such Shares did not receive any benefits of ownership of such Shares, such Shares shall become available for future grant under the Plan. For purposes of the preceding sentence, voting rights shall not be considered a benefit of Share ownership.

4.        Administration of the Plan.
          --------------------------

      1.       Procedure.
               ---------

          1.        Multiple Administrative Bodies.  If permitted by Rule 16b-3,
                    ------------------------------
               the Plan may be administered by different bodies with respect to directors, officers who are not directors, and Employees who are neither directors nor officers.

          2.        Administration With Respect to Directors and Officers
                    -----------------------------------------------------
               Subject to  Section 16(b).  With respect to Option or Stock
               -------------------------
               Purchase Right grants made to Employees who are also officers or directors subject to Section 16(b) of the Exchange Act, the Plan shall be administered by (A) the Board, if the Board may administer the Plan in a manner complying with the rules under Rule 16b-3 relating to the disinterested administration of employee benefit plans under which Section 16(b) exempt discretionary grants and awards of equity securities are to be made, or (B) a committee designated by the Board to administer the Plan, which committee shall be constituted to comply with the rules under Rule 16b-3 relating to the disinterested administration of employee benefit plans under which Section 16(b) exempt discretionary grants and awards of equity securities are to be made. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the rules under Rule 16b-3 relating to the disinterested administration of employee benefit plans under which

               Section 16(b) exempt discretionary grants and awards of equity securities are to be made.

          3. Administration With Respect to Other Persons. With respect to Option or Stock Purchase Right grants made to Employees or Consultants who are neither directors nor officers of the Company, the Plan shall be administered by (A) the Board or (B) a committee designated by the Board, which committee shall be constituted to satisfy Applicable Laws. Once appointed, such committee shall serve in its designated capacity until otherwise directed by the Board. The Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Applicable Laws.

      2.       Powers of the Administrator.  Subject to the provisions of the
               ---------------------------
          Plan and in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

          1. to determine the Fair Market Value of the Common Stock, in accordance with Section 2(k) of the Plan;

          2. to select the officers, Consultants and Employees to whom Options and Stock Purchase Rights may from time to time be granted hereunder;

          3. to determine whether and to what extent Options and Stock Purchase Rights or any combination thereof, are granted hereunder;

          4. to determine the number of Shares to be covered by each such award granted hereunder;

          5.        to approve forms of agreement for use under the Plan,

          6. to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the price per Share and any restriction or limitation regarding any Option or other award and the Shares relating thereto, based in each case on such factors as the Administrator shall determine, in Its sole discretion),

          7. to determine whether and under what circumstances an Option may be settled in cash under subsection 9(f) instead of Common Stock;

           8. to determine whether, to what extent and under what circumstances Common Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant (including providing for and determining the amount, if any, of any deemed earnings on any deferred amount during any deferral period);

            9.      to reduce the exercise price of any Option to the then
               current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted; and

            10.     to determine the terms and restrictions applicable to Stock
               Purchase Rights and the Restricted Stock purchased by exercising such Stock Purchase Rights.

      3.       Effect of Administrator's Decision.  All decisions,
               ----------------------------------
          determinations and interpretations of the Administrator shall be final and binding on all Optionees and any other holders of any Options and Stock Purchase Rights.

5.        Eligibility.
          -----------

      1. Nonstatutory Stock Options may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees. An Employee or Consultant who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options.

      2. Each Option shall be designated in the written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. No option shall be void or voidable solely for the reason that the Option is not expressly designated in the written option agreement as an Incentive Stock Option or Nonstatutory Stock Option.

      3. For purposes of Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

      4. The following limitations shall apply to grants of Options and Stock Purchase Rights to Employees:

          1. No Employee shall be granted, in any fiscal year of the Company, Options and Stock Purchase Rights to purchase more than 250,000 Shares.

          2. In connection with his or her initial employment, an Employee may be granted Options and Stock Purchase Rights to purchase up to an additional 250,000 Shares which shall not count against the limit set forth in subsection (i) above.

          3. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 12.

          4. If an Option or Stock Purchase Right is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 12), the cancelled Option or Stock Purchase Right will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option or Stock Purchase Right is reduced, the transaction will be treated as a cancellation of the Option or Stock Purchase Right and the grant of a new Option or Stock Purchase Right.

      5. The Plan shall not confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his right or the Company's right to terminate his employment or consulting relationship at any time, with or without cause.

6.        Term of Plan.  The Plan shall become effective upon the earlier to
          ------------
     occur of its adoption by the Board of Directors or its approval by the shareholders of the Company as described in Section 18 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 14 of the Plan.

7.        Term of Option.  The term of each Option shall be the term stated in
          --------------
     the Option Agreement; provided, however, that in the case of an Incentive Stock Option, the term shall be no more than ten (10) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement. However, in the case of an Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

8.        Option Exercise Price and Consideration.
          ---------------------------------------

     1. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:

          1.        In the case of an Incentive Stock Option

               (1)       granted to an Employee who, at the time of the grant of
                    such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

               (2)       granted to any Employee other than an Employee
                    described in Section 8(a)(i)(A), the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

          2. In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator at the time of grant.

      2. The consideration to be paid for the Shares to be issued upon exercise of an Option including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of (1) cash, (2) check, (3) promissory note, (4) other Shares which (x) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six months on the date of surrender and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (5) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price, (6) any combination of the foregoing methods of payment or (7) such other consideration and method of payment for the issuance of Shares as may be permitted under applicable laws. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

9.        Exercise of Option.
          ------------------

      1. Procedure for Exercise: Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, including performance criteria with respect to the Company or the Optionee, and as shall be permissible under the terms of the Plan.

               An Option may not be exercised for a fraction of a Share.

               An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 8(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in
Section 12 of the Plan.

               Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

      2.       Termination of Employment or Consulting Relationship.  Upon
               ----------------------------------------------------
          termination of an Optionee's Continuous Status as an Employee or Consultant, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option, but only within such period of time as is specified in the Notice of Grant, and only to the extent that the Optionee was entitled to exercise it at the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). In the absence of a specified time in the Notice of Grant, the Option shall remain exercisable for three (3) months following the Optionee's termination. In the case of an Incentive Stock Option, such period of time for exercise shall not exceed three (3) months from the date of termination. If, on the date of termination, the Optionee is not entitled to exercise the Optionee's entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          With respect to the above, in the event of an Optionee's change in status from Consultant to Employee or Employee to Consultant, the Optionee's Continuous Status as an Employee or Consultant shall not be deemed to have terminated solely as a result of such change in status. However, in the event of an Optionee's change in status from Employee to Consultant, any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option three months and one day following such change of status.

      3.       Disability of Optionee.  Notwithstanding the provisions of
               ----------------------
          Section 9(b) above, in the event of termination of an Optionee's consulting relationship or Continuous Status as an Employee as a result of his disability, Optionee may, but only within twelve (12) months from the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified, the Option shall terminate.

      4.       Death of Optionee.  In the event of the death of an Optionee, the
               -----------------
          Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee was entitled to exercise the Option at the date of death. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified, the Option shall terminate.

      5.       Rule 16b-3.  Options granted to persons subject to Section 16(b)
               ----------
          of the Exchange Act must comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

      6.       Buyout Provisions.  The Administrator may at any time offer to
               -----------------
          buy out for a payment in cash or Shares an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

10.       Non-Transferability of Options.  The Option may not be sold, pledged,
          ------------------------------
     assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee.

11.       Stock Purchase Rights.
          ---------------------

      1.       Rights to Purchase.  Stock Purchase Rights may be issued either
               ------------------
          alone, in addition to, or in tandem with other awards granted under the Plan or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid, and the time within which such person must accept such offer, which shall in no event exceed sixty (60) days from the date upon which the Administrator made the determination to grant the Stock Purchase Right. The offer shall be accepted by execution of a Restricted Stock purchase agreement in the form determined by the Administrator.

      2.       Repurchase Option.  Unless the Administrator determines
               -----------------
          otherwise, the Restricted Stock purchase agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or disability). The purchase price for Shares repurchased pursuant to the Restricted Stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the Committee may determine.

      3.       Other Provisions.  The restricted stock purchase agreements used
               ----------------
          in connection with the Plan need not be the same as one another, and all such agreements shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

      4.       Rights as a Shareholder.  Once a Stock Purchase Right is
               -----------------------
          exercised, the purchaser shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 12 of the Plan.

12.       Adjustments Upon Changes in Capitalization, Dissolution, Merger or
          ------------------------------------------------------------------
          Asset Sale.
          ----------

      1.       Changes in Capitalization.  Subject to any required action by the
               -------------------------
          shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option and Stock Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

        2.     Dissolution or Liquidation. In the event of the proposed
               --------------------------
          dissolution or liquidation of the Company, to the extent that an Option or Stock Purchase Right has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action. The Board may, in the exercise of its sole discretion in such instances, declare that any Option or Stock Purchase Right shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his or her Option or Stock Purchase Right as to all or any part of the Optioned Stock, including Shares as to which the Option or Stock Purchase Right would not otherwise be exercisable.

        3.     Merger or Asset Sale.  In the event of a merger of the Company
               --------------------
          with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and Stock Purchase Right shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option or stock purchase right, the Optionee shall have the right to exercise the Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be exercisable. If an Option or Stock Purchase Right is exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee that the Option or Stock Purchase Right shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or Stock Purchase Right shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

13.       Time of Granting Options or Stock Purchase Rights.  The date of grant
          -------------------------------------------------
     of an Option or Stock Purchase Right shall, for all purposes, be the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other date as is determined by the Board. Notice of the determination shall be given to each Employee or Consultant to whom an Option or Stock Purchase Right is so granted within a reasonable time after the date of such grant.

14.       Amendment and Termination of the Plan.
          -------------------------------------

      1.       Amendment and Termination.  The Board may at any time amend,
               -------------------------
          alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made without his consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or with Section 422 of the Code (or any other applicable law or regulation, including the requirements of the NASD or an established stock exchange), the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

      2.       Effect of Amendment or Termination.  Any such amendment or
               ----------------------------------
          termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

15.       Conditions Upon Issuance of Shares.  Shares shall not be issued
          ----------------------------------
     pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, the requirements of any stock exchange upon which the Shares may then be listed and any rule under Part 207 of Title 124 of the Code of Federal Regulations ("Regulation G") as promulgated by the Federal Reserve Board, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

16.       Reservation of Shares.  The Company, during the term of this Plan,
          ---------------------
     will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

17.       Agreements.  Options and Stock Purchase Rights shall be evidenced by
          ----------
     written agreements in such form as the Administrator shall approve from time to time.

18.       Shareholder Approval.  Continuance of the Plan shall be subject to
          --------------------
     approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the degree and manner required under applicable state and federal law.

                            SCOPUS TECHNOLOGY, INC.
                  STOCK OPTION AGREEMENT TERMS AND CONDITIONS


19.       Grant of Option.  Scopus Technology, Inc., a California corporation
          ---------------
     (the Company "), has granted to the Optionee (the " Optionee ") named in the Notice portion of this Stock Option Agreement (the "Notice of Grant"), an option (the "Option") to purchase a total number of shares of Common Stock (the "Shares") set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price") subject to the terms, definitions and provisions of the Scopus Technology, Inc. 1991 Stock Option Plan (the "Plan"), which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option.

     If designated as an Incentive Stock Option in the Notice of Grant, this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code.

20.       Exercise of Option.  This Option shall be exercisable during its term
          ------------------
     in accordance with the Exercise Schedule set out in the Notice of Grant and with the provisions of Section 9 of the Plan as follows:

          (i)  Right to Exercise.
               -----------------

               (a) This Option may not be exercised for a fraction of a share.

               (b) In the event of Optionee's death, disability or other termination of Optionee's consulting relationship or Continuous Status as an Employee, the exercisability of the Option is governed by Section 9 of the Plan, subject to the limitation contained in subsection 2(i)(c).

               (c) In no event may this Option be exercised after the date of expiration of the term of this Option as set forth in the Notice of Grant.

          (ii) Method of Exercise.  This Option shall be exercisable by delivery
               ------------------
of an Exercise Notice and Stock Purchase Agreement (the "Purchase Agreement") in the form attached as Exhibit A, which shall state the number of Shares in
                     ---------
respect of which the Option is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as may be required by the Company pursuant to the provisions of the Plan. Such Purchase Agreement shall be signed by the Optionee and, if the Optionee is married, the Optionee's spouse, and shall be delivered in person or by certified mail to the Secretary of the Company. The Purchase Agreement shall be accompanied by payment of the Exercise Price. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Purchase Agreement accompanied by the Exercise Price.

     No Shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

21.       Method of Payment.  Payment of the Exercise Price shall be by cash,
          -----------------
     check or a combination thereof.

22.       Tax Consequences.  Set forth below is a brief summary as of the date
          ----------------
     of this Option of some of the federal and state tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

          (i) Exercise of Incentive Stock Option.  If this Option qualifies as
              ----------------------------------
an Incentive Stock Option ("ISO"), there will be no regular federal income tax liability or California income tax liability upon the exercise of the Option, although the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price will be treated as an adjustment to the alternative minimum tax for federal tax purposes and may subject the Optionee to the alternative minimum tax in the year of exercise.

          (ii) Exercise of Nonqualified Stock Option ("NSO").  If this Option
               ---------------------------------------------
does not qualify as an ISO, there may be a regular federal income tax liability and a state income tax liability upon the exercise of the Option. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price. If Optionee is an employee, the Company will be required to withhold from Optionee's compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

          (iii)  Disposition of Shares.  In the case of an NSO, if Shares are
                 ---------------------
held for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal and state income tax purposes. In the case of an ISO, if Shares transferred pursuant to the Option are held for at least one year after exercise and are disposed of at least two years after the Date of Grant, any gain realized on disposition of the Shares will also be treated as long-term capital gain for federal and state income tax purposes. If Shares purchased under an ISO are disposed of within such one-year period or within two years after the Date of Grant, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price.

          (iv) Notice of Disqualifying Disposition of ISO Shares.  If the Option
               -------------------------------------------------
granted to Optionee herein is an ISO, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (1) the date two years after the Date of Grant, or (2) the date one year after transfer of such Shares to the Optionee upon exercise of the ISO, the Optionee shall immediately notify the Company in writing of such disposition. Optionee agrees that Optionee may be subject to income tax withholding by the Company on the compensation income recognized by the Optionee from the early disposition by payment in cash or out of the current earnings paid to the Optionee.

     BY ACCEPTING THIS OPTION GRANT, OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE OPTION HEREOF IS EARNED ONLY BY CONTINUING CONSULTANCY OR EMPLOYMENT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS

OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE COMPANY'S 1991 STOCK OPTION PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT OR CONSULTANCY BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S EMPLOYMENT OR CONSULTANCY AT ANY TIME, WITH OR WITHOUT CAUSE.

                                   EXHIBIT A
                                   ---------

                 EXERCISE NOTICE AND STOCK PURCHASE AGREEMENT
                 --------------------------------------------


Scopus Technology, Inc.
1900 Powell Street, Suite 700
Emeryville, California 94608

Attention:
          -----------------------------
1.        Exercise of Option.  Effective as of today,       , 199  , the
          ------------------
     undersigned ("Purchaser") hereby elects to purchase shares (the "Shares")
                   ---------                                          ------
     of-Common Stock of Scopus Technology, Inc. (the "Company") under and
                                                      -------
     pursuant to the Company's 1991 Stock Option Plan (the "Plan") and the Stock
                                                            ----
     Option Agreement dated                   (the ""Option Agreement").  The
                                                   -------------------
     purchase price for the Shares shall be $           , as required by the
     Option Agreement.

2.        Delivery of Payment.  Purchaser herewith delivers to the Company the
          -------------------
     full purchase price for the Shares.

3.        Right of First Refusal.  Purchaser acknowledges and agrees that before
          ----------------------
     any Shares registered in the name of Purchaser may be sold or transferred (including transfer by operation of law), such Shares shall first be offered to the Company as follows:

     1.        Purchaser shall deliver a notice ("Notice") to the Company
                                                ----------
          stating (i) Purchaser's bona fide intention to sell or transfer such Shares, (ii) the number of such Shares to be sold or transferred,
          (iii) the price for which he or she proposes to sell or transfer such Shares, and (iv) the name of the proposed purchaser or transferee.

     2. Within thirty (30) days after receipt of the Notice, the Company or its assignee may elect to purchase all or more Shares to which the Notice refers at a price per share equal to the price per share set forth in the Notice.

     3. If the Company elects to exercise its right of first refusal, the Company shall notify Purchaser in writing of the date and place for closing, which closing shall occur not more than forty-five (45) days after the Company's receipt of the Notice. At the closing, the holder of the certificate for the shares to be sold shall deliver the stock certificate or certificates evidencing such Shares, and the Company shall deliver the purchase price therefor.

4.        Market Standoff Agreement.  Purchaser agrees, in connection with the
          -------------------------
     Company's initial underwritten public offering of the Company's securities,
     (1) not to sell, make a short sale of, loan, grant any options for the purchase of, or otherwise dispose of any shares of Common Stock of the Company held by Purchaser (other than those shares included in the registration) without the prior written consent of the Company or the underwriters managing such initial underwritten public offering of the Company's securities for one hundred eighty (180) days from the effective date of such registration, and (2) further agrees to execute any agreement reflecting the above provision as may be requested by the underwriters at the time of the public offering. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such 180-day period.

5.        Representations of Purchaser.  In connection with the exercise of the
          ----------------------------
     Option, Purchaser hereby represents and warrants to the Company as follows:

     1.        Investment Intent; Capacity to Protect Interests.  Purchaser is
               ------------------------------------------------
          acquiring these securities solely for his or her own account for investment and not with a view to or for sale in connection with any distribution of the Shares or any portion thereof and not with any present intention of selling, offering to sell or otherwise disposing of or distributing the Shares or any portion thereof in any transaction other than a transaction exempt from registration under the Securities Act of 1933, as amended (the " 1933 Act"). Purchaser also represents that the entire legal and beneficial interest of the Shares is being purchased, and will be held, for the Purchaser's account only, and neither in whole or in part for any other person. Purchaser either has a preexisting business or personal relationship with the Company or any of its officers, directors or controlling persons or by reason of Purchaser's business or financial experience or the business or financial experience of Purchaser's professional advisors who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly, could be reasonably assumed to have the capacity to evaluate the merits and risks of an investment in the Company and to protect Purchaser's own interests in connection with this transaction.

     2.        Residence.  Purchaser's principal residence is located at the
               ---------
          address indicated beneath Purchaser's signature below.

     3.        Information Concerning Company.  Purchaser has heretofore
               ------------------------------
          received all information regarding the Company and its plans, operations and financial condition as Purchaser has deemed necessary and appropriate to enable Purchaser to evaluate the financial risk inherent in making an investment in the Shares, and Purchaser has received satisfactory and complete information concerning the business and financial condition of the Company in response to all inquiries in respect thereof.

     4.        Economic Risk.  Purchaser realizes that the purchase of the
               -------------
          Shares will be a highly speculative investment and involves a high degree of risk, and Purchaser is able, without impairing Purchaser's financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss on the Purchaser's investment.

     5.        Restricted Securities.  Purchaser understands and acknowledges
               ---------------------
          that:

          1. the sale of the Shares has not been registered under the Act, and the Shares must be held indefinitely unless subsequently registered under the 1933 Act or an exemption from such registration is available (such as Rule 144 or the resale provisions of Rule 701 under the Act) and the Company is under no obligation to register the Stock;

          2. the share certificate representing the Shares will be stamped with the legends specified in Section 6 hereof; and

          3. the Company will make a notation in its records of the aforementioned restrictions on transfer and legends.

     6.        Disposition under Rule 144.  Purchaser understands that the
               --------------------------
          Shares are restricted securities within the meaning of Rule 144 promulgated under the 1933 Act; that the exemption from registration under Rule 144 will not be available in any event for at least two years from the date of purchase and payment of the Shares (unless Rule 701 promulgated under the 1933 Act is available), and even then will not be available unless (i) a public trading market then exists for the Common Stock of the Company, (ii) adequate information concerning the Company is then available to the public, and (iii) other terms and conditions of Rule 144 are complied with; and that any sale of the Shares may be made only in limited amounts in accordance with such terms and conditions. Purchaser further understands that the resale provisions of Rule 701, if available, will not apply until ninety (90) days after the Company becomes subject to the reporting obligations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). There can be no assurance that the requirements of Rule 144 or Rule 701 will be met or that the Shares will ever be saleable.

     7.        Further Limitations on Disposition.  Without in any way limiting
               ----------------------------------
          his representations set forth above, Purchaser further agrees that it shall in no event make any disposition of all or any portion of the Shares unless and until:

          1. (A) there is then in effect a Registration Statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with said Registration Statement; or,
               (B)(1) Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (2) the Company shall have received an opinion from its legal counsel to the effect that such disposition will not require registration of such shares under the 1933 Act; and,
                                                                           ---

          2. Purchaser shall have complied with the restrictions on transfer, Market Standoff Agreement and Right of First Refusal set forth in this Agreement; and,
                               ---

          3. any prospective transferee agrees to be bound by the restrictions on transfer, Market Standoff Agreement and Right of First Refusal set forth in this agreement.

6.        Restrictive Legends and Stop-Transfer Orders.
          --------------------------------------------

      1.       Legends.  Purchaser understands and agrees that the Company shall
               -------
          cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by state or federal securities laws:

          THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

          THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, RIGHTS OF REPURCHASE AND RIGHTS OF FIRST REFUSAL HELD BY THE ISSUER OR ITS ASSIGNEE(S), AS SET FORTH IN THE AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES UNDER WHICH THESE SHARES WERE PURCHASED, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND RIGHT OF REPURCHASE ARE BINDING ON TRANSFEREES OF THESE SHARES.

      2.       Stop-Transfer Notices.  Purchaser agrees that, in order to ensure
               ---------------------
          compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

      3.       Refusal to Transfer.  The Company shall not be required (i) to
               -------------------
          transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

7.        Tax Consequences.
          ----------------

      1.       Tax Consultation.  Purchaser understands that Purchaser may
               ----------------
          suffer adverse tax consequences upon Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

8.        Interpretation.  Any dispute regarding the interpretation of this
          --------------
     agreement shall be submitted by Purchaser or by the Company forthwith to the Administer of the Plan, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Administrator shall be final and binding on the Company and on Purchaser.

9.        Further Instruments.  The parties agree to execute such further
          -------------------
     instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this agreement.

10.       Notices.  Any notice required or permitted hereunder to the Company or
          -------
     Purchaser shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by registered or certified mail, with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

11.       Successors and Assigns.  The Company may assign any of its rights
          ----------------------
     under this agreement to single or multiple assignees, and this agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this agreement shall be binding upon Purchaser and his or her heirs, executors, administrators, successors and assigns.

12.       Entire Agreement: Amendment.  The 1991 Stock Option Plan (the "Plan")
          ---------------------------                                   -------
     and the Option Agreement are incorporated herein by reference. The Plan, the Option Agreement and this Stock Purchase Agreement, and the exhibits hereto and thereto, constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof. This agreement may not be amended, nor may any provision hereof or under the Option Agreement or the Plan be waived, other than by an instrument in writing executed by a duly authorized officer of the Company.

13.       Governing Law: Severability.  This agreement shall be governed by and
          ---------------------------
     construed in accordance with the laws of the State of California as they apply to contracts entered into and wholly to be performed within the State of California. Should any provision of this agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

     By Purchaser's signature below, Purchaser represents that he or she is familiar with the terms and provisions of the Plan and the Option Agreement, and hereby accepts this Agreement subject to all of the terms and provisions thereof. Purchaser has reviewed the Plan, the Option Agreement and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement. Purchaser agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, the Option Agreement or this Agreement. Purchaser further agrees to notify the Company upon any change in Purchaser's residence indicated below Purchaser's signature.


Submitted by:                       Accepted by:

PURCHASER:                          SCOPUS TECHNOLOGY, INC.


                                    By:
-----------------------------          ---------------------------------

          (Signature)
                                    Title:

Address:                            Address:
-------                             -------

-----------------------------       1900 Powell Street, Suite 700
-----------------------------       Emeryville, California 94608

                               CONSENT OF SPOUSE
                               -----------------


     The undersigned spouse of Purchaser has read and hereby approves the foregoing Stock Purchase Agreement (the "Purchase Agreement"). In consideration of the Company's granting my spouse the right to purchase the Shares as set forth in the Option Agreement, the undersigned hereby agrees to be irrevocably bound by the Purchase Agreement and further agrees that any community property interest shall be similarly bound by the Purchase Agreement. The undersigned hereby appoints the undersigned's spouse as attorney-in-fact for the undersigned with respect to any amendment or exercise of any rights under the Purchase Agreement.



                                    --------------------------------------
                                    Spouse of Purchaser